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                                                                    EXHIBIT 10.1


                            TKT Management Bonus Plan
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PURPOSE

The purpose of the TKT Retention Management Bonus Plan (the "Plan") is to;

      - Enable Transkaryotic Therapies, Inc. ("TKT" or the "Company") to retain certain management employees from year to year and to provide such employees with incentive to remain with TKT after the conclusion of any given calendar year.

      - Provide participating management employees with motivation and incentive to help drive TKT's and the individual's near and long term success.

      - Align compensation with Company goals and the interests of the shareholders.

      -     Base variable compensation on individual and team performance.

PLAN DESIGN

Rewards under the Plan may consist of cash, stock options or a combination of both. The cash component is designed to provide near-term reward based on annual performance against goals and foster continued retention. The stock component encourages continued retention and longer- term achievement (through options and vesting periods). Award amounts will be determined by TKT with consideration for industry practices, internal equity and company resources.

Notwithstanding anything in this document to the contrary, the fully funded bonus(es) provided pursuant to this Plan will be based on a pool of management bonus funds. The Company's ability to meet, exceed or fall short of financial targets established in the sole discretion of the Company will determine the management bonus fund pool available for distribution.

PLAN DETAILS

Bonuses will be targeted as a percentage of annual base salary and Base Shares Options for each Plan participant. "Base Share Options" shall be determined by TKT in its sole discretion. Plan participants will be provided with this information or may contact the Human Resources Department with questions regarding their applicable Base Salary percentage or Base Share Options.

Actual bonus amounts will be determined in the Company's sole discretion and will be calculated based on the achievement of Company Goals and Individual Goals, as such terms are defined herein. Generally, if a bonus is awarded, half of such bonus, if any, will be determined based upon the achievement of Company Goals and the balance will be based upon the achievement of Individual Goals.

"Company Goals" shall include those goals set forth for the Company as a whole at the beginning of or during a given Plan Year as set forth on the TKT Management Bonus Plan Schedule to be entered into between the Company and each participant (the "Bonus Plan Schedule"). "Individual Goals" shall include goals provided by an employee's


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supervisor to an employee at the beginning of or during a given Plan Year as set forth on the Bonus Plan Schedule.

The Company retains the right to weight each of the goals as it deems appropriate and, thereby, determine what bonus, if any, is earned by each participant in this Plan.

Participants who may be eligible for a bonus pursuant to this Plan shall be provided with information regarding their position classification. TKT reserves the right to determine the actual bonus to be provided, if any, to each participating employee.

      CASH TARGET BONUS

After meeting all eligibility requirements and after achieving all Company and Individual Goals established by the Company in its sole discretion, each participating employee will be eligible for a cash target bonus, calculated as a percentage of his/her base salary.

      STOCK OPTION TARGET

After meeting all eligibility requirements and after achieving all Company and Individual Goals established by the Company in its sole discretion, each participating employee will be eligible for a stock option target bonus.

TKT reserves the right to grant additional stock options and pay additional cash bonuses in excess of the targets or to grant stock options or pay cash bonuses that are below the targets whether or not the targets are achieved, subject in all cases to the approval of TKT's Board of Directors.

Stock options granted pursuant to this Plan shall be granted with an exercise price equal to the fair market value on the date of any such grant. In addition, stock options shall be granted with a three year vesting schedule. All stock options granted under this Plan are subject to TKT Board of Directors approval. The stock options shall also be subject to any option agreement(s) and/or plan(s) which are in effect from time to time.

SUMMARY OF PROGRAM DETAILS

      PLAN YEAR

January 1 through December 31 annually

      BONUS POOL DOLLARS

The plan funding is subject to change based upon whether TKT achieves the minimal financial threshold determined by the Company in its sole discretion. The extent to which the Company does or does not meet such minimum financial performance goals may vary TKT's contributions to the Plan and thus the total bonus dollars available in the pool for distribution. The actual amount contributed to the Plan, if any, shall be determined by TKT in its sole discretion.


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      BONUS PAYMENT

If a cash bonus is to be paid out under the Plan, such bonus will be paid to only those employees remaining employed by the Company on the date of such payment. It is anticipated that the TAG evaluation of Individual and Company Goals will be made by the end of January of the year following the Plan Year. It is also anticipated that the participant pay out will be on the later of two days after the TKT annual earning release or February 15th of the year following the Plan Year which is consistent with TAG.

      ELIGIBILITY

Certain management-level employees of TKT will be eligible pursuant to this Plan. Employees are only eligible if they enter into a Bonus Plan Schedule with the Company.

Participants will only be eligible for bonus payments hereunder if they are in good standing with the Company. Employees who have been placed on a performance improvement plan may not be eligible under this Plan. Employees are eligible for a bonus under this Plan only if they are employed by TKT on the date the bonus payments are distributed.

Participants must be employed in or promoted into a management bonus plan classification before September 1 of the Plan Year. Plan participants who join TKT or are promoted into a management bonus plan classification before September 1 of the Plan Year and after March 1 of the Plan Year will be eligible to receive a pro rata bonus based on the time between their start date and December 31 of the Plan Year..

Plan participants who are promoted during the Plan Year will not see an effect on the cash or stock option target bonuses for the current Plan Year.

Eligible part time employees will receive pro rated bonuses based on their number of regularly scheduled work hours.

Employees who are eligible to receive incentive bonus(es) through an individual or group plan of TKT (including sales incentive plans and individual employment agreements) other than this Plan, will generally be ineligible under this Plan.

      HOW CASH BONUS PAY AFFECTS YOUR BENEFITS

The bonus amount, if any, will be taken into account when calculating participation in the 401k plan. The elected contribution percentage will be deducted from the lump sum bonus payment.


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OTHER PROVISIONS

Earnings from this Plan will be subject to applicable taxes and withholdings.

Subject to applicable law, TKT expressly reserves the right to deduct any amounts or monies owed or due by a participating employee to TKT, for any reason, from the payments provided hereunder. By signing below, the employee specifically permits such a deduction.

This Plan does not constitute a contract of employment or guarantee a bonus award payment. Except as may be amended by a written agreement signed by the President and CEO of TKT, each employee remains employed at-will and either the employee or the Company may terminate the employment relationship at any time. The Company does reserve the right to review, alter, amend or terminate this Plan at anytime. The Company also retains the right to interpret the Plan in its sole discretion. This Plan and each employee's eligibility hereunder may be reviewed by the Company on an annual basis.


_______________________________           ______________________________
Employee Name                             Plan Year

_______________________________           ______________________________
Employee Signature                        Date


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                     2005 TKT MANAGEMENT BONUS PLAN SCHEDULE

This TKT Management Bonus Schedule is entered into between the Company and the employee listed below in accordance with the TKT Management Bonus Plan (the "Plan") and in all respects is subject to the terms of the Plan, a copy of which has been furnished to the Employee with this Schedule.

BONUSABLE TKT COMPANY GOALS                                                  50%


REPLAGAL                              I2S


GA-GCB                                DYNEPO


PORTFOLIO / RESEARCH                  CORPORATE GOALS


BUSINESS DEVELOPMENT


BONUSABLE INDIVIDUAL GOALS                                                   50%

List 3-5 goals the individual will be evaluated against at the end of the plan year.

1.                                                                        _____%

2.                                                                        _____%

3.                                                                        _____%

4.                                                                        _____%

5.                                                                        _____%


Name:__________________________________        Cash Target Bonus:_______________

Title:_________________________________        Stock Option Target: ____________

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Employee signature:________________________    Date:____________________________

Supervisor's signature:____________________    Date:____________________________



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